UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 17, 2023

XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-39013	83-3933743
New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Merritt 7
Norwalk, Connecticut
06851-1056
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
203-849-5216
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Xerox Holdings Corporation Common Stock, $1.00 par value	XRX	Nasdaq Global Select Market
Securities registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Xerox Holdings Corporation	Xerox Corporation

Emerging growth company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Xerox Holdings Corporation ☐	Xerox Corporation ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On May 22, 2023, Xerox Corporation (“Xerox”), as borrower, and its parent company, Xerox Holdings Corporation (the “Company”), entered into an asset-based revolving credit agreement (the “Credit Agreement”) with Citibank, N.A., as administrative agent and collateral agent (the “Agent”), and the lenders and issuing banks party thereto, providing for an asset-based, senior secured revolving credit facility (the “ABL”) of up to $300.0 million.
Under the ABL, Xerox may borrow up to the lesser of (x) $300.0 million and (y) a borrowing base calculated based on working capital amounts of the Loan Parties (as defined below) as set forth in the Credit Agreement, as well as an uncommitted accordion feature that allows the Company to increase the ABL by a total of up to $250.0 million, subject to obtaining additional commitments from existing lenders or new lending institutions. The ABL includes a $100.0 million letter of credit subfacility. Xerox’s borrowings under the ABL are supported by guarantees from the Company and certain of its Canadian and UK subsidiaries, and by security interests in substantially all of the working capital assets of Xerox, the Company, and such Canadian and UK subsidiaries (such subsidiaries, together with Xerox and any other borrowers under the Credit Agreement from time to time, the “Loan Parties”).
At Xerox’s election, the loans under the ABL will bear interest at either (1) a fluctuating rate per annum equal to the highest of (A) Citibank’s base rate, (B) a rate of 0.5% in excess of the “NYFRB” rate, and (C) a rate of 1.0% in excess of one-month
Term SOFR, provided that such fluctuating rate shall not be less than 0.0%, in each case plus an applicable margin (the loans bearing interest at such fluctuating rate, “ABR Loans”), or
(2) the one-, three-,
or six-month
period or (as agreed to by the Agent and the Lenders) such other period, as selected by the Company, per annum Term SOFR (plus a 0.10% credit spread adjustment), provided that such rate shall not be less than 0.0%, plus an applicable margin (the loans bearing interest at such rate “Term SOFR Loans”). The applicable margin for ABR Loans, through the quarterly reporting for the fiscal quarter ending December 31, 2023, is 1.0% per annum, and thereafter varies from 0.5% to 1.0% depending on the Company’s average excess availability. The applicable margin for Term SOFR Loans, through the quarterly reporting for the fiscal quarter ending December 31, 2023, is 2.0% per annum, and thereafter varies from 1.5% to 2.0% depending on the Company’s average excess availability. Principal is payable in full at maturity on May 22, 2028, and there are no scheduled principal payments prior to maturity.
If an event of default occurs under the ABL, the entire principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable, subject, in certain instances, to the expiration of applicable cure periods.
The ABL requires the Company to comply with a springing fixed charge coverage ratio measured as of the end of each fiscal quarter during which excess availability is less than an amount equal to the greater of (A) $22.5 million and (B) 10% of the Line Cap. The ABL also contains negative covenants governing dividends, investments, indebtedness, and other matters customary for similar facilities.
The foregoing description of the ABL does not purport to be complete and is qualified in its entirety by reference to the complete text of the underlying agreement, which is filed as Exhibit 10.1 to this Current Report on Form
8-K
and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.
On May 17, 2023, prior to the Company’s entry into the ABL as set forth in Item 1.01 above, the Company terminated that certain $250 million credit agreement, dated as of July 7, 2022, by and among the Company, Xerox, as borrower, and Citibank, N.A., as administrative agent and collateral agent, and the lenders party thereto, including all commitments thereunder, which were never drawn.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form
8-K
is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of May 22, 2023, by and among XEROX CORPORATION, a New York corporation, XEROX HOLDINGS CORPORATION, a New York corporation, and each other Guarantor party thereto, the lenders and issuing banks party thereto and CITIBANK, N.A., as administrative agent and collateral agent.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

*
Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form
8-K
and Item 601(a)(5) of Regulation
S-K.
The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XEROX HOLDINGS CORPORATION

Date: May 23, 2023	By:	/s/ Flor M. Colon
	Name:	Flor M. Colon
	Title:	Secretary

XEROX CORPORATION

Date: May 23, 2023	By:	/s/ Flor M. Colon
	Name:	Flor M. Colon
	Title:	Secretary